Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FIRST QUARTER 2012 DILUTED EPS OF $0.34, DOMESTIC REVPAR GROWTH OF 8.6%

SILVER SPRING, MD. (April 26, 2012) - Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for first quarter 2012:

•
Diluted earnings per share (“EPS”) for first quarter 2012 were $0.34 compared to adjusted diluted EPS of $0.28 for the first quarter of 2011. Adjusted diluted EPS for the first quarter of 2011 excludes certain special items, as described below, totaling $0.02. Diluted EPS were $0.26 for the three months ended March 31, 2011.

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 19% to $33.1 million for the three months ended March 31, 2012, compared to $27.7 million for the three months ended March 31, 2011. Operating income increased 21% from $25.7 million for the three months ended March 31, 2011 to $31.1 million for the same period of 2012.

•
Franchising revenues increased 11% to $57.3 million for the three months ended March 31, 2012 from $51.5 million for the same period of 2011. Total revenues increased 12% to $129.2 million for the three months ended March 31, 2012 compared to the same period of 2011.

•	Worldwide unit growth increased 0.8 percent from March 31, 2011 comprised of domestic and international unit growth of 0.7 percent and 0.9 percent, respectively.

•
Domestic system-wide revenue per available room (“RevPAR”) increased 8.6% for the three months ended March 31, 2012 compared to the same period of 2011 as occupancy and average daily rates increased 250 basis points and 2.5 percent, respectively.

•
The company executed 64 new domestic hotel franchise contracts for the quarter ended March 31, 2012 compared to 56 new domestic hotel franchise contracts in the same period of the prior year, a 14% increase.

•	The number of worldwide hotels under construction, awaiting conversion or approved for development as of March 31, 2012 was 471 hotels representing 38,210 rooms;

“Domestic RevPAR growth exceeded our expectations due to a combination of strong occupancy gains and increases in average daily rates,” said Stephen P. Joyce, president and chief executive officer. “While the development environment continues to be challenging, we are pleased with the continued strengthening of leisure travel and the success of our programs designed to drive business through our central reservation channels which deliver guests at the highest average daily rates.”

Special Items
During the three months ended March 31, 2011, the company reduced the carrying amount of a parcel of land held for sale resulting in a loss of $1.8 million included in other gains and losses. This amount represented diluted EPS of $0.02 for the three months ended March 31, 2011.

Outlook for 2012
The company's second quarter 2012 diluted EPS is expected to be $0.51. The company expects full-year 2012 diluted EPS to range between $2.03 and $2.08. EBITDA for full-year 2012 are expected to range between $200 million and $203 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to be relatively flat in 2012;

•	RevPAR is expected to increase approximately 7% for second quarter of 2012 and increase between approximately 5% and 7% for full-year 2012;

•	The effective royalty rate is expected to increase 1 basis point for full-year 2012;

•	All figures assume the existing share count and an effective tax rate of 34.5% for the second quarter and full-year 2012.

Use of Free Cash Flow
The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.
For the three months ended March 31, 2012, the company paid $10.7 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.
During the three months ended March 31, 2012, the company purchased approximately 0.3 million shares of its common stock at an average price of $36.81 for a total cost of $12.9 million under the share repurchase program. Subsequent to March 31, 2012 and through April 26, 2012, the company repurchased an additional 0.1 million shares for a total cost of $5.3 million at an average price of $37.28 and has authorization to purchase up to an additional 1.5 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 45.1 million shares of its common stock for a total cost of $1.1 billion through March 31, 2012. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 78.1 million shares through March 31, 2012 under the share repurchase program at an average price of $13.83 per share.

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in strategic markets. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call
Choice will conduct a conference call on Friday, April 27, 2012 at 10:00 a.m. EDT to discuss the company's first quarter 2012 results. The dial-in number to listen to the call is 1-888-396-2356, and the access code is 79227006. International callers should dial 1-617-847-8709 and enter the access code 79227006. The conference call also will be Webcast simultaneously via the company's Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 12:00 p.m. EDT on Friday, April 27, 2012 through Sunday, May 27, 2012 by calling 1-888-286-8010 and entering access code 90956223. The international dial-in number for the replay is 1-617-801-6888, access code 90956223. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels
Choice Hotels International, Inc. franchises more than 6,100 hotels, representing more than 495,000 rooms, in the United States and more than 30 other countries and territories.  As of March 31, 2012, more than 350 hotels were under construction, awaiting conversion or approved for development in the United States, representing more than 30,000 rooms, and approximately 80 hotels, representing approximately 7,000 rooms, were under construction, awaiting conversion or approved for development in approximately 20 other countries and territories.  The company's Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide.  In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "will," "forecast," "plan”," project," "assume" or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company's revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions;  operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness.  These and other risk factors are discussed in detail in the Risk Factors section of the company's Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements
Adjusted diluted EPS, EBITDA, franchising revenues and franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as diluted earnings per share, operating income, total revenues and operating margins. The company's calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management's reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing system fees not expended are recorded as a liability on the company's financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of system fees collected for marketing and reservation activities are recorded as a receivable on the company's financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company's core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS: The company's management uses adjusted diluted EPS, which excludes a reduction in the carrying amount of land held for sale during the three months ended March 31, 2011. The company utilizes this non-GAAP measure to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts
David White, Senior Vice President, Chief Financial Officer & Treasurer
(301) 592-5117
Heather Soule, Director, Public Relations
(301) 628-4361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

2012 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.					Exhibit 1
Consolidated Statements of Income
(Unaudited)
	Three Months Ended March 31,
			Variance
	2012	2011	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$47,853	$43,794	$4,059	9%
Initial franchise and relicensing fees	2,528	2,721	(193)	(7%)
Procurement services	3,315	3,261	54	2%
Marketing and reservation	70,929	62,967	7,962	13%
Hotel operations	978	864	114	13%
Other	3,566	1,674	1,892	113%
Total revenues	129,169	115,281	13,888	12%

OPERATING EXPENSES:

Selling, general and administrative	24,349	23,847	502	2%
Depreciation and amortization	2,017	1,955	62	3%
Marketing and reservation	70,929	62,967	7,962	13%
Hotel operations	809	833	(24)	(3%)
Total operating expenses	98,104	89,602	8,502	9%

Operating income	31,065	25,679	5,386	21%

OTHER INCOME AND EXPENSES:
Interest expense	3,117	3,224	(107)	(3%)
Interest income	(337)	(210)	(127)	60%
Other (gains) and losses	(2,003)	1,043	(3,046)	(292%)
Equity in net (income) loss of affiliates	55	(301)	356	(118%)
Total other income and expenses, net	832	3,756	(2,924)	(78%)

Income before income taxes	30,233	21,923	8,310	38%
Income taxes	10,236	6,193	4,043	65%
Net income	$19,997	$15,730	$4,267	27%

Basic earnings per share	$0.34	$0.26	$0.08	31%

Diluted earnings per share	$0.34	$0.26	$0.08	31%

Choice Hotels International, Inc.			Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	March 31,	December 31,
	2012	2011
	(Unaudited)

ASSETS

Cash and cash equivalents	$91,312	$107,057
Accounts receivable, net	53,290	53,012
Investments, employee benefit plans, at fair value	5,241	12,094
Other current assets	28,635	22,633
Total current assets	178,478	194,796

Fixed assets and intangibles, net	133,717	135,252
Receivable -- marketing and reservation fees	63,690	54,014
Investments, employee benefit plans, at fair value	12,625	11,678
Other assets	54,722	51,949

Total assets	$443,232	$447,689

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable and accrued expenses	$73,658	$92,240
Deferred revenue	70,830	68,825
Deferred compensation & retirement plan obligations	19,184	18,935
Current portion of long-term debt	679	673
Other current liabilities	12,004	3,892
Total current liabilities	176,355	184,565

Long-term debt	257,780	252,032
Deferred compensation & retirement plan obligations	19,640	20,593
Other liabilities	15,633	16,060

Total liabilities	469,408	473,250

Common stock, $0.01 par value	581	583
Additional paid-in-capital	100,900	102,665
Accumulated other comprehensive loss	(6,154)	(6,801)
Treasury stock, at cost	(925,763)	(916,955)
Retained earnings	804,260	794,947
Total shareholders' deficit	(26,176)	(25,561)

Total liabilities and shareholders' deficit	$443,232	$447,689

Choice Hotels International, Inc.			Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,997	$15,730
Adjustments to reconcile net income to net cash provided (used)
by operating activities:
Depreciation and amortization	2,017	1,955
Provision for bad debts	679	778
Non-cash stock compensation and other charges	2,543	4,513
Non-cash interest and other income	(1,593)	(350)
Equity in net (income) loss of affiliates	55	(301)
Changes in assets and liabilities:
Receivables	(870)	(1,250)
Receivable - marketing and reservation fees, net	(6,187)	(8,979)
Accounts payable	6,712	(1,775)
Accrued expenses	(25,342)	(18,931)
Income taxes payable/receivable	8,180	1,182
Deferred income taxes	(30)	(12)
Deferred revenue	1,997	4,709
Other assets	(2,611)	(1,147)
Other liabilities	(1,135)	(1,339)
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	4,412	(5,217)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(3,129)	(1,835)
Equity method investments	(2,600)	(1,600)
Purchases of investments, employee benefit plans	(743)	(897)
Proceeds from sales of investments, employee benefit plans	8,652	310
Issuance of notes receivable	(3,719)	(1,477)
Collections of notes receivable	151	7
Other items, net	(108)	(95)
NET CASH USED IN INVESTING ACTIVITIES	(1,496)	(5,587)
CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	5,900	7,900
Repayments of long-term debt	(166)	(5)
Purchase of treasury stock	(14,854)	(2,207)
Dividends paid	(10,713)	(10,950)
Excess tax benefits from stock-based compensation	422	834
Debt issuance costs	—	(2,207)
Proceeds from exercise of stock options	389	2,238

NET CASH USED IN FINANCING ACTIVITIES	(19,022)	(4,397)

Net change in cash and cash equivalents	(16,106)	(15,201)
Effect of foreign exchange rate changes on cash and cash equivalents	361	347
Cash and cash equivalents at beginning of period	107,057	91,259
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$91,312	$76,405

CHOICE HOTELS INTERNATIONAL, INC.									Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2012*			For the Three Months Ended March 31, 2011*			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$74.29	46.8%	$34.76	$72.21	44.3%	$32.00	2.9%	250	bps	8.6%
Comfort Suites	79.88	51.0%	40.72	79.08	47.0%	37.18	1.0%	400	bps	9.5%
Sleep	66.39	45.0%	29.90	64.94	42.2%	27.43	2.2%	280	bps	9.0%
Quality	63.39	40.8%	25.87	61.58	38.6%	23.80	2.9%	220	bps	8.7%
Clarion	67.90	38.7%	26.26	67.72	36.6%	24.75	0.3%	210	bps	6.1%
Econo Lodge	50.31	38.7%	19.45	49.61	37.3%	18.49	1.4%	140	bps	5.2%
Rodeway	47.08	41.7%	19.61	45.77	38.6%	17.65	2.9%	310	bps	11.1%
MainStay	64.60	61.8%	39.94	60.97	53.9%	32.85	6.0%	790	bps	21.6%
Suburban	39.15	62.5%	24.47	38.29	60.7%	23.24	2.2%	180	bps	5.3%
Ascend Collection	104.02	52.0%	54.11	98.46	49.9%	49.09	5.6%	210	bps	10.2%

Total	$67.32	44.5%	$29.95	$65.69	42.0%	$27.58	2.5%	250	bps	8.6%

			For the Quarter Ended*
			3/31/2012	3/31/2011

System-wide effective royalty rate			4.34%	4.35%

* Operating statistics represent hotel operations from December through February

CHOICE HOTELS INTERNATIONAL, INC.								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2012		March 31, 2011		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,392	108,777	1,422	110,932	(30)	(2,155)	(2.1%)	(1.9%)
Comfort Suites	613	47,506	621	48,096	(8)	(590)	(1.3%)	(1.2%)
Sleep	394	28,564	397	28,895	(3)	(331)	(0.8%)	(1.1%)
Quality	1,054	91,942	1,015	88,967	39	2,975	3.8%	3.3%
Clarion	188	27,550	192	28,259	(4)	(709)	(2.1%)	(2.5%)
Econo Lodge	797	49,254	779	48,245	18	1,009	2.3%	2.1%
Rodeway	396	22,183	381	20,940	15	1,243	3.9%	5.9%
MainStay	39	3,024	38	2,943	1	81	2.6%	2.8%
Suburban	61	7,191	63	7,543	(2)	(352)	(3.2%)	(4.7%)
Ascend Collection	53	4,671	42	3,259	11	1,412	26.2%	43.3%
Cambria Suites	19	2,215	20	2,328	(1)	(113)	(5.0%)	(4.9%)

Domestic Franchises	5,006	392,877	4,970	390,407	36	2,470	0.7%	0.6%

International Franchises	1,168	103,491	1,158	102,326	10	1,165	0.9%	1.1%

Total Franchises	6,174	496,368	6,128	492,733	46	3,635	0.8%	0.7%

CHOICE HOTELS INTERNATIONAL, INC.								Exhibit 6
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS -- DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Three Months Ended March 31, 2012			For the Three Months Ended March 31, 2011			% Change
				New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total

Comfort Inn	1	8	9	2	7	9	(50)%	14%	0%
Comfort Suites	1	2	3	—	2	2	NM	0%	50%
Sleep	3	—	3	2	—	2	50%	NM	50%
Quality	—	27	27	—	24	24	NM	13%	13%
Clarion	—	2	2	—	5	5	NM	(60%)	(60%)
Econo Lodge	—	4	4	—	6	6	NM	(33%)	(33%)
Rodeway	—	12	12	—	5	5	NM	140%	140%
MainStay	—	—	—	1	—	1	(100)%	NM	(100%)
Suburban	—	—	—	—	—	—	NM	NM	NM
Ascend Collection	1	2	3	—	1	1	NM	100%	200%
Cambria Suites	1	—	1	1	—	1	0%	NM	0%

Total Domestic System	7	57	64	6	50	56	17%	14%	14%

CHOICE HOTELS INTERNATIONAL, INC.											Exhibit 7
DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	March 31, 2012			March 31, 2011
	Units			Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	28	44	72	31	58	89	(3)	(10%)	(14)	(24%)	(17)	(19%)
Comfort Suites	3	83	86	3	117	120	0	0%	(34)	(29%)	(34)	(28%)
Sleep Inn	1	44	45	0	70	70	1	NM	(26)	(37%)	(25)	(36%)
Quality	40	4	44	47	6	53	(7)	(15%)	(2)	(33%)	(9)	(17%)
Clarion	12	1	13	20	2	22	(8)	(40%)	(1)	(50%)	(9)	(41%)
Econo Lodge	18	2	20	35	2	37	(17)	(49%)	0	0%	(17)	(46%)
Rodeway	25	1	26	14	2	16	11	79%	(1)	(50%)	10	63%
MainStay	2	22	24	2	39	41	0	0%	(17)	(44%)	(17)	(41%)
Suburban	2	16	18	0	20	20	2	NM	(4)	(20%)	(2)	(10%)
Ascend Collection	7	4	11	4	4	8	3	75%	0	0%	3	38%
Cambria Suites	0	29	29	0	32	32	0	NM	(3)	(9%)	(3)	(9%)

Total Domestic Pipeline	138	250	388	156	352	508	(18)	(12%)	(102)	(29%)	(120)	(24%)

CHOICE HOTELS INTERNATIONAL, INC.			Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS
(dollar amounts in thousands)	Three Months Ended March 31,
	2012	2011
Franchising Revenues:

Total Revenues	$129,169	$115,281
Adjustments:
Marketing and reservation revenues	(70,929)	(62,967)
Hotel operations	(978)	(864)
Franchising Revenues	$57,262	$51,450

Franchising Margins:

Operating Margin:

Total Revenues	$129,169	$115,281
Operating Income	$31,065	$25,679
Operating Margin	24.0%	22.3%

Franchising Margin:

Franchising Revenues	$57,262	$51,450

Operating Income	31,065	25,679
Hotel operations	(169)	(31)
	$30,896	$25,648

Franchising Margins	54.0%	49.9%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2012	2011

Net Income	$19,997	$15,730
Adjustments:
Loss on land held for sale	—	1,111
Adjusted Net Income	$19,997	$16,841
Weighted average shares outstanding-diluted	58,317	59,825

Diluted Earnings Per Share	$0.34	$0.26
Adjustments:
Loss on land held for sale	—	0.02
Adjusted Diluted Earnings Per Share (EPS)	$0.34	$0.28

EBITDA Reconciliation
(in millions)			Full-Year 2012
	Q1 2012 Actuals	Q1 2011 Actuals	Outlook
Operating Income (per GAAP)	$31.1	$25.7	$191.5 - $194.5
Depreciation and amortization	2.0	2.0	8.5
Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$33.1	$27.7	$200 - $300